Trico Announces Confirmation of its Prepackaged Plan of Reorganization;

Expects to Emerge From Bankruptcy by February 2005

HOUSTON, January 19, 2005 - Trico Marine Services, Inc. (OTC.BB--TMARQ.PK) (the "Company" or "Trico") today announced that the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order confirming Trico's prepackaged plan of reorganization (the "Plan"). The Plan confirmation affirms that all reorganization requirements have been met under the United States Bankruptcy Code and clears the way for Trico to emerge from chapter 11 protection. The Company said it expects to be able to satisfy all conditions to effectiveness of its Plan and anticipates emerging from chapter 11 by early February 2005. The Company and two of its wholly-owned subsidiaries filed voluntary petitions for relief under chapter 11 on December 21, 2004. In addition to confirming the Plan, the Bankruptcy Court entered a final order approving the Company's debtor-in-possession credit agreement.

"This is an important day for the 'new' Trico, as we have completed a highly successful consensual restructuring in a very accelerated timeframe," said Thomas Fairley, the Company's President and Chief Executive Officer. "We are beginning a new phase with a solid capital structure and greatly reduced debt. We are excited to turn our full attention to growing our business, improving our financial results and seeking new ways to continue providing high quality service to our customers."

Approval of Debtor-in-Possession Financing

The Bankruptcy Court approved the Company's $75 million debtor-in-possession ("DIP") financing facility with its existing U.S. lenders. The DIP facility had been approved on an interim basis on December 22, 2004. As previously disclosed, the DIP facility is comprised of a $55 million term loan, which will be used to pay all of the outstanding indebtedness under the Company's existing U.S. senior secured term loan, and a new $20 million revolving credit facility. The new funding will supplement Trico's existing liquidity.

Upon effectiveness of the Plan, and the satisfaction of certain conditions precedent thereunder, the DIP facility will convert into a $75 million exit financing facility, comprised of a $55 million term loan and a $20 million revolving credit facility, which will provide the reorganized Company with liquidity for working capital and other general corporate purposes.

Confirmation of the Plan of Reorganization

As previously disclosed, under the Company's Plan, the holders of the Company's $250 million 8 7/8% senior notes due 2012 (the "Senior Notes") will receive, in exchange for their total claims (including principal and accrued and unpaid interest), 100% of the fully-diluted new common stock of the reorganized Trico Marine Services, Inc., before giving effect to (i) the exercise of warrants to be distributed to the Company's existing holders of common stock pursuant to the Plan and (ii) a long term incentive plan. Copies of the Plan, its accompanying disclosure statement and the orders approving the DIP facility and confirming the Plan are available at www.kccllc.net/trico.

"We are excited about the future of Trico," said Fairley. "This swift and successful turnaround was the result of the commitment and collaboration of many people, chief among them Trico's hard-working employees, who helped ensure that our customers received the same quality of service during this process."

About Trico

Trico provides a broad range of marine support services to the oil and gas industry, primarily in the Gulf of Mexico, the North Sea, Latin America, and West Africa. The services provided by the Company's diversified fleet of vessels include the marine transportation of drilling materials, supplies and crews, and support for the construction, installation, maintenance and removal of offshore facilities. Trico has principal offices in Houma, Louisiana and Houston, Texas. Please visit the Company's website at http://www.tricomarine.com for additional information.

THE MATTERS DISCUSSED HEREIN CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD- LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE SPECIFICALLY RECITED HEREIN, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS.

THE DISCUSSION OF THE MATTERS HEREIN SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS SET FORTH HEREIN AND THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES AND SCHEDULES THERETO, INCORPORATED HEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004.

WHILE THE COMPANY IS IN THE PROCESS OF RESTRUCTURING, INVESTMENTS IN ITS SECURITIES WILL BE HIGHLY SPECULATIVE. SHARES OF THE COMPANY'S COMMON STOCK WILL LIKELY HAVE LITTLE OR NO VALUE, OTHER THAN THE VALUE OF THE COMPANY'S WARRANTS TO BE ISSUED PURSUANT TO THE PLAN OF REORGANIZATION. THE VALUE OF ITS SENIOR NOTES IS SIGNIFICANTLY IMPAIRED AND MAY BE FURTHER IMPAIRED.